SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NEIMAN MARC GROUP B

                    GAMCO INVESTORS, INC.
                                 6/09/00           46,700            24.6457
                                 6/09/00          134,000            24.6457
                                 6/08/00           20,000            24.8594
                                 6/07/00           52,500            25.1518
                                 6/06/00           10,000            25.6250
                                 6/06/00              301-           25.7500
                                 6/02/00            1,500            26.2917
                                 6/01/00            2,300            26.0336
                                 6/01/00              245            26.0336



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.